Exhibit 99.1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1

Payment Date Statement: May 20, 2008

a.	Aggregate Amount of Collections	$676,587,397.62
	Aggregate Amount of Non-Principal Collections	$5,915,187.93
	Aggregate Amount of Principal Collections	$670,672,209.69
	Receivable (Pool) Balance	$1,236,670,655.61
	Residual Participation Amount	$811,670,655.61
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	51.55%
	Principal Allocation Percentage	68.73%

c.	Total Amount Distributed on Series 2005-1	$1,930,916.67
	Per $1,000 Original Principal ($850M)	$2.27

d.	Amount of Such Distribution Allocable to Principal on 2005-1	$0.00
	Per $1,000 Original Principal ($850M)	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2005-1	$1,930,916.67

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$531,250.00
	Noteholder Monthly Servicing Fee	$531,250.00

j.	Controlled Deposit Amount	$212,500,000.00

k.	Series 2005-1 Invested Amount at end of period (Gross)	$425,000,000.00
	Outstanding Principal Balance	$850,000,000.00

l.	Available Subordinated Amount	$67,508,262.83

m.	Reserve Account Balance	$2,975,000.00

n.	Reallocated Principal Collections	$0.00

o.	Principal Funding Account Balance	$425,000,000.00

p.	Servicer Advance	0.00

q.	Per Annum Interest Rate	2.82%

r.	Accumulated Interest Shortfall	$0.00
	Change in Interest Shortfall from Preceding Payment Date	$0.00

s.	Accumulated Principal Shortfall	$0.00
	Change in Principal Shortfall from Preceding Payment Date	$0.00

VW CREDIT, INC. — SERVICER	Page 1
16-May-08

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY

	From	To	Days
Current Interest Period	4/21/2008	5/19/2008	29

Series Allocation Percentage	100.00%
Initial Principal Balance	$850,000,000.00
Outstanding Principal Balance	$850,000,000.00
Principal Balance of Receivables for Determination Date	$1,216,107,575.54
Amount Invested in Receivables on Series Issuance Date	$850,000,000.00
Initial Invested Amount	$850,000,000.00
Invested Amount at the Beginning of Period	$637,500,000.00
Series 2005-1 Invested Amount at End of Period (Gross)	$425,000,000.00
Required Subordinated Amount	$67,508,262.83
Excess Funding Account	$0.00
Series 2005-1 Invested Amount at End of Period (net of EFA)	$425,000,000.00
Available Subordinated Amount (previous period)	$91,651,149.13
Incremental Subordinated Amount (previous period)	$6,771,545.73

RESERVE ACCOUNT
Reserve Account Initial Deposit	$2,975,000.00
Reserve Account Required Amount	$2,975,000.00
Reserve Account Beginning Balance	$2,975,000.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$2,975,000.00
Reserve Account Deposit Amount	$0.00

LIBOR Rate (annualized)	2.8000%
Certificate Coupon (annualized)	2.8200%
Prime Rate (annualized)	5.0000%
Servicing Fee Rate (annualized)	1.0000%
Excess Spread	0.9334%

TRUST PRINCIPAL RECEIVABLES
Receivable Balance at the Beginning of Period	$1,290,670,827.14
Receivable Balance at the Ending of Period	$1,236,670,655.61
Average Aggregate Principal Balance	$1,263,670,741.38
Aggregate Principal Collections	$670,672,209.69
New Principal Receivables	$616,672,038.16
Receivables Added for Additional Accounts	$0.00
Receivables Removed	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.2466%
Weighted Average Interest Rate	4.7534%
Previously waived Monthly Servicing Fee	$0.00

SERVICER ADVANCE
Available Funds, prior to Servicer Advances	$3,968,769.92
Less: Prior Advance Reimbursement	$0.00
Less: Servicing Fees Paid	$(531,250.00)
Less: Interest Paid to Noteholders	$(1,930,916.67)
Equals: Remaining Available Funds before Servicer Advance	$1,506,603.25
Monthly Loan Payments Due on Included Units but not received	N/A
Servicer Advance	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$160,234,173.00
Used Vehicle Percentage	12.957%
Used Vehicle Percentage During Last Collection Period	12.864%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$53,307,101.30
Largest Dealer Percentage	4.311%

Aggregate Principal Amount of Dealers overconcentration	$19,459,745.09

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$676,587,397.62
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$5,915,187.93
Investment Proceeds	$919,508.35
Aggregate Amount of Principal Collections	$670,672,209.69

PAYMENT RATE INFORMATION
Monthly Payment Rate	53.07%
Previous Collection Period Monthly Payment Rate	47.33%
Monthly Payment Rate 2 collection periods ago	37.37%
3-month Average Payment Rate	45.92%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	NO
Last Day of Revolving Period	April 20, 2008
Invested Amount as of Last Day of Revolving Period	$850,000,000.00
Accumulation Period Length (months)	4
First Accumulation Date	April 21, 2008
Expected Final Payment Date	July 21, 2008
Required Participation Percentage	107.50%
Principal Funding Account Balance	$425,000,000.00
Principal Payment Amount	$0.00
Controlled Accumulation Amount	$212,500,000.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2005-1
Noteholders
1. Prior Servicing Advance Reimbursement	$0.00
2. Monthly Noteholder Interest Distribution	$1,930,916.67
3. Noteholder Monthly Servicing Fee Distribution	$531,250.00
4. Reserve Account Deposit Amount Distribution	$0.00
5. Noteholder Default Amount Distribution	$0.00
6A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
6B. Reinstate reductions in Series 2005-1 Available Subord. Amount	$0.00
7. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$1,506,603.25

DEFICIENCY AMOUNT
Deficiency Amount	$0.00
Required Subordinated Draw Amount	$0.00

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00